Exhibit 99.2

MBF HEALTHCARE ACQUISITION CORP. TO HOST INVESTOR CONFERENCE
CALL TO REVIEW STOCK PURCHASE AGREEMENT SIGNED WITH
CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.
CORAL GABLES, Fla., February 8, 2008 — MBF Healthcare Acquisition Corp. (AMEX: MBH), a publicly traded special purpose acquisition company, announced today that it will host an investor conference call on Friday, February 8, 2008 at 9:00 a.m. Eastern time to discuss the recently announced signing of a definitive stock purchase agreement with Critical Homecare Solutions Holdings, Inc. (along with its subsidiaries, “CHS”). Hosting the call from MBH will be Mike Fernandez, Chairman and CEO, Jorge Rico, Senior Vice President and Chief Operating Officer, and from CHS will be Bob Cucuel, President and Chief and Executive Officer, and MJ Graves, Chief Financial Officer.
Live audio of the conference call will be available by dialing 1-877-407-4018 (United States) or 1-201-689-8471 (International). To access the call by live webcast, accompanied by presentation slides, which will be available the morning of February 8, 2008, please go to the following website at http://viavid.net/dce.aspx?sid=00004B8F. A webcast replay at that same website will be available for 30 days following the conference call. A phone replay will be available by dialing 1-877-660-6853 (United States) or 1-201-612-7415 (International) and referencing the Account Number: 3055 and Conference ID Number: 274101.
About MBF Healthcare Acquisition Corp.
MBH is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination of one or more operating business in the healthcare industry.
About Critical Homecare Solutions, Inc.
CHS is a leading provider of comprehensive home infusion therapy and specialty infusion services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services each year to patients in the home through 33 infusion locations in 14 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and 500,000 private duty nursing hours each year to patients in the home through 32 home nursing locations in three states. CHS currently provides customized local clinical care to over 19,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors. For more information on CHS please visit the company website at (www.criticalhs.com). The information included on the CHS website is not incorporated by reference into this press release or in any filing with the Securities and Exchange Commission.

Additional Information and Where to Find It
MBH expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission. MBH stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction.
Participants in Solicitation
MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.
Disclaimers
This press release shall not constitute an offer to sell or the solicitation of an offer to buy MBH’s or CHS’ securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the Securities and Exchange Commission. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Contacts:
Elizabeth Scott / Jason Rando
The Ruth Group
646-536-7014 / 7025
escott@theruthgroup.com
jrando@theruthgroup.com

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